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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                    FORM 8-K

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                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) JUNE 14, 1996 (MAY 31, 1996



                         COLEMAN WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)



              DELAWARE               1-11962               13-3704484
          (State or other          (Commission          (I.R.S. Employer
          jurisdiction of           File No.)          Identification No.)
           incorporation)



       1526 COLE BLVD., SUITE 300, GOLDEN, COLORADO           80401
         (Address of principal executive offices)          (Zip Code)



      Registrant's telephone number, including area code:      303-202-2400


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ITEM 5.       OTHER EVENTS

              On May 31, 1996, the Board of Directors of The Coleman Company, Inc. (the "Company"), an approximately 83% owned subsidiary of Coleman Worldwide Corporation, authorized a two-for-one stock split (the "Stock Split") to be effected in the form of a 100% stock dividend, at the rate of one additional share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for each share of Common Stock (including treasury shares, if any) held of record at the close of business on June 28, 1996 (such time and date being referred to as the "Record Date"). Certificates representing the new shares of Common Stock issued pursuant to the Stock Split will be distributed on or about July 15, 1996, to stockholders of record on the Record Date.

              The present par value ($0.01 per share) of the Company's Common Stock will not be changed in connection with the Stock Split. The increase in the aggregate par value of the outstanding shares of the Company's Common Stock resulting from the Stock Split will be reflected by a charge against the Company's additional paid-in capital account and a credit to the Company's Common Stock account in an amount equal to the aggregate par value of the shares of the Company's Common Stock issued in connection with the Stock Split. The Stock Split will not have any other effect on the amounts of the Company's stated capital, capital surplus or retained earnings account.
















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                                  SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          COLEMAN WORLDWIDE CORPORATION
                                                  (Registrant)




Date:        June 14, 1996            By:  /s/ George Mileusnic
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                                           George Mileusnic
                                           Executive Vice President and
                                           Chief Financial Officer













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